     As filed with the Securities and Exchange Commission on April 13, 1999
                                                 Registration Number 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                               51-0283071
            (State or other                         (I.R.S. Employer
            jurisdiction of                      Identification Number)
            incorporation or
             organization)

            375 Park Avenue                               10152
           New York, New York                          (Zip Code)
(Address of Principal Executive Offices)

               UNDERWRITERS RE GROUP, INC. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
            (Name, address and telephone number of agent for service)


                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING           AMOUNT OF
      BE REGISTERED           REGISTERED (1)             UNIT (2)                PRICE (2)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
     par value $1.00
     per share                    42,097                $79.22192               $3,335,005                $927.13
==========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Underwriters Re Group, Inc. 1998 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock or shares issuable pursuant to the options.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, the proposed maximum offering price per unit was computed by multiplying the exercise price of each option granted under the Plan by the number of shares issuable upon exercise of such option, adding those results together and dividing that sum by the total number of shares issuable upon exercise of all options granted under the Plan.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission by Alleghany Corporation ("Alleghany") (File No. 1-9371) are incorporated herein by reference and made a part hereof:

      (a) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

      (b) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, and (ii) By-Laws of Alleghany, as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and any amendment or report filed for the purpose of updating that description.

            All documents filed by Alleghany pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

            The consolidated financial statements and financial statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG LLP, independent auditors, given on their authority as experts in auditing and accounting.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Alleghany is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Article Tenth of Alleghany's Restated Certificate of Incorporation, as amended, provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

            The directors and officers of Alleghany are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            The documents listed hereunder are filed as exhibits hereto.


Exhibit Number            Description
--------------            -----------
     4                    Underwriters Re Group, Inc. 1998 Stock Option Plan.

     5                    Opinion and Consent of Dewey Ballantine LLP.

    23.1                  Consent of Dewey Ballantine LLP (included in Exhibit
                          5 hereto).

    23.2                  Consent of KPMG LLP.

    23.3                  Consent of Wilde Sapte.

    24                    Powers of Attorney.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of April, 1999.

                                    ALLEGHANY CORPORATION


                                    By:  /s/ John J. Burns, Jr.
                                         ---------------------------------------
                                                John J. Burns, Jr.
                                                    President

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: April 13, 1999                     By:     /s/ John J. Burns, Jr.
                                            ------------------------------------
                                                   John J. Burns, Jr.
                                                 President and Director
                                              (principal executive officer)


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                    Dan R. Carmichael
                                                        Director


Date: April 13, 1999                     By:     /s/ David B. Cuming
                                            ------------------------------------
                                                     David B. Cuming
                                                  Senior Vice President
                                              (principal financial officer)


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                    Thomas S. Johnson
                                                        Director


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                   Allan P. Kirby, Jr.
                                                        Director

Date: April 13, 1999
                                         By:                           *
                                            ------------------------------------
                                                       F.M. Kirby
                                           Chairman of the Board and Director


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                    William K. Lavin
                                                        Director


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                       Roger Noall
                                                        Director


Date: April 13, 1999                     By:    /s/ Peter R. Sismondo
                                            ------------------------------------
                                                    Peter R. Sismondo
                                               Vice President, Controller,
                                            Treasurer and Assistant Secretary
                                             (principal accounting officer)


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                      James F. Will
                                                        Director


Date: April 13, 1999                     By:                           *
                                            ------------------------------------
                                                    Paul F. Woodberry
                                                        Director


                       *By:     /s/ John J. Burns, Jr.
                           ------------------------------------
                                   John J. Burns, Jr.
                                   Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit Number            Description
--------------            -----------
     4                    Underwriters Re Group, Inc. 1998 Stock Option Plan.

     5                    Opinion and Consent of Dewey Ballantine LLP.

    23.1                  Consent of Dewey Ballantine LLP (included in Exhibit
                          5 hereto).

    23.2                  Consent of KPMG LLP.

    23.3                  Consent of Wilde Sapte.

    24                    Powers of Attorney.